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Exhibit 23.7

INDEPENDENT AUDITORS' CONSENT

        We consent to inclusion of our report in the Prospectus Supplement to the Registration Statement No. 333-110681 of Retalix, Ltd. on Form F-3, and the reference to our firm under the caption "Experts" appearing therein, of our report dated February 27, 2004, which report expresses an unqualified opinion with respect to the financial statements of OMI International, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Chicago, Illinois
April 12, 2004

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INDEPENDENT AUDITORS' CONSENT